Exhibit 4.24.1

EXECUTION VERSION

DATED 16 October 2013

AMENDMENT AGREEMENT

between

CEMEX, S.A.B. de C.V.

acting for itself and as agent on behalf of each other Obligor

and

CITIBANK INTERNATIONAL PLC

acting for itself and as Agent on behalf of the Finance Parties

RELATING TO THE FACILITIES AGREEMENT

DATED 17 SEPTEMBER 2012

THIS AGREEMENT is dated 16 October 2013 and made between:

(1)	CEMEX, S.A.B. de C.V. (the “Parent”) (for itself, and in accordance with Clauses 33.8 and 37.1 of the Facilities Agreement, on behalf of each Obligor); and

(2)	CITIBANK INTERNATIONAL PLC, for itself and as agent of the Finance Parties under the Facilities Agreement (the “Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, “Facilities Agreement” means the facilities agreement dated 17 September 2012 between (amongst others) (1) CEMEX, S.A.B. de C.V.; (2) the financial institutions, noteholders and other entities named therein in their capacity as Original Creditors; (3) Citibank International plc acting as Agent; and (4) Wilmington Trust (London) Limited acting as Security Agent.

1.2	Incorporation of defined terms

(A)	Unless a contrary indication appears, a term defined in the Facilities Agreement has the same meaning in this Agreement.

(B)	The principles of construction set out in the Facilities Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a “Clause” or the “Schedule” is, unless the context otherwise requires, a reference to a Clause or the Schedule to this Agreement.

1.4	Third party rights

Except as otherwise expressly provided in a Finance Document, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Facilities Agreement, the Parent and the Agent designate this Agreement as a Finance Document.

2.	AMENDMENT

With effect from the date of this Agreement, the Facilities Agreement shall be amended as set out in the Schedule (Amendments to Facilities Agreement) to this Agreement.

3.	REPRESENTATIONS

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of this Agreement.

4.	CONTINUITY, GUARANTEE CONFIRMATION, NO NOVATION AND FURTHER ASSURANCE

4.1	Continuing obligations

The provisions of the Facilities Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.2	Guarantee confirmation

The Parent (acting on behalf of each of the Guarantors) hereby confirms for the benefit of the Finance Parties that, notwithstanding any amendments which may be made to the Facilities Agreement pursuant to this Agreement, the guarantee and indemnity obligations undertaken by each of the Guarantors pursuant to Clause 18 (Guarantee and Indemnity) of the Facilities Agreement shall remain in full force and effect.

4.3	No novation

The amendment of the Facilities Agreement does not constitute a novation of the obligations of the parties thereto.

4.4	Further assurance

The Parent shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	COSTS AND EXPENSES

The Parent shall within fifteen days of receipt of demand pay (or procure to be paid to) the Agent the amount of all legal fees reasonably incurred by the Agent in connection with the negotiation, preparation, printing and execution of this Agreement.

6.	CONSENT OF THE MAJORITY CREDITORS

Pursuant to Clause 37.1 (Amendments and waivers; Required consents) of the Facilities Agreement, the Agent, by its signature to this Agreement, hereby confirms that it has received the consent of the Majority Creditors to the amendments to the Facilities Agreement as set out in Clause 2 (Amendment) and has been authorised by them to execute this Agreement on their behalf.

7.	MISCELLANEOUS

7.1	Incorporation of terms

The provisions of Clause 33 (Notices), Clause 35 (Partial Invalidity), Clause 36 (Remedies and Waivers) and Clause 41 (Enforcement) of the Facilities Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” or “any Finance Document” are references to this Agreement.

7.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.	GOVERNING LAW

This Agreement and all non-contractual obligations arising from or connected with it are governed by English law.

SCHEDULE

AMENDMENTS TO FACILITIES AGREEMENT

1.	Amendments to Clause 1.1 (Definitions)

(A)	The following new definitions shall be inserted in alphabetical order in Clause 1.1 (Definitions):

““CEMEX España Operaciones” means CEMEX España Operaciones S.L.U..”

““Czech Acquisition” means the acquisition of any asset, undertaking or business located in the Czech Republic by a member (or members) of the Group from a member (or members) of the Holcim Group.”

““European Transaction” means the Czech Acquisition, the West German Disposal and the Spanish Combination.”

““Holcim” means Holcim Ltd.”

““Holcim Group” means Holcim and each of its Subsidiaries for the time being.”

““Spanish Combination” means the shareholders agreement and other arrangements entered into or to be entered into between CEMEX España (and any other member of the Group) and a member (or members) of the Holcim Group in relation to CEMEX España Operaciones, pursuant to which a member (or members) of the Holcim Group will contribute assets to CEMEX España Operaciones or its subsidiaries in consideration for the issue to or acquisition by a member (or members) of the Holcim Group of shares in CEMEX España Operaciones.”

““Spanish Combination Termination Mechanism” means the ability of a Group member on or after the fifth anniversary of completion of the Spanish Combination to acquire all of the shares in CEMEX España Operaciones held by any member of the Holcim Group at the relevant time (whether such shares were issued as part of completion of the Spanish Combination or were acquired or subscribed for as part of any capital contribution in CEMEX España Operaciones after completion of the Spanish Combination or otherwise).”

““West German Disposal” means the disposal of any asset, undertaking or business located in western Germany and in the Netherlands or France (to the extent any such asset, undertaking or business in the Netherlands or France is related to operations in western Germany) by a member (or members) of the Group to a member (or members) of the Holcim Group.”

(B)	The definition of “Financial Indebtedness” in Clause 1.1 (Definitions) shall be amended as follows:

(i)	by deleting “.” at the end of paragraph (l);

(ii)	by inserting “,” at the end of paragraph (l); and

(iii)	by inserting a new line after paragraph (l) as follows:

“, and provided that the Spanish Combination Termination Mechanism is not Financial Indebtedness.”

(C)	The definition of “Permitted Acquisition” in Clause 1.1 (Definitions) shall be amended as follows:

(i)	by deleting “and” at the end of the paragraph (m);

(ii)	by inserting “and” at the end of the paragraph (n); and

(iii)	by inserting a new paragraph (o) after paragraph (n) as follows:

“(o) an acquisition pursuant to the European Transaction.”

(D)	The definition of “Permitted Disposal” in Clause 1.1 (Definitions) shall be amended as follows:

(i)	by deleting “or” at the end of paragraph (v);

(ii)	by deleting “.” at the end of the paragraph (w) and replacing it with “; or”; and

(iii)	by inserting a new paragraph (x) after paragraph (w) as follows:

“(x) pursuant to the West German Disposal.”

(E)	The definition of “Permitted Guarantee” in Clause 1.1 (Definitions) shall be amended as follows:

(i)	by deleting “and” at the end of paragraph (l);

(ii)	by deleting “.” at the end of paragraph (m) and replacing it with “; and”; and

(iii)	by inserting a new paragraph (n) after paragraph (m) as follows:

“(n) any guarantee granted in respect of obligations of a Group member under the European Transaction.”

(F)	The definition of “Permitted Joint Venture” in Clause 1.1 (Definitions) shall be amended as follows:

(i)	by deleting “or” at the end of paragraph (b);

(ii)	by deleting “.” at the end of paragraph (c) and replacing it with “; or”; and

(iii)	by inserting a new paragraph (d) after paragraph (c) as follows:

“(d) such investment is made under or in connection with the Spanish Combination.”

(G)	The definition of “Permitted Share Issue” in Clause 1.1 (Definitions) shall be amended as follows:

(i)	by deleting “and” at the end of paragraph (f);

(ii)	by deleting “.” at the end of paragraph (g) and replacing it with “;”;

(iii)	by inserting a new paragraph (h) after paragraph (g) as follows:

“(h) any issue of shares by CEMEX España Operaciones pursuant to the Spanish Combination; and”; and

(iv)	by inserting a new paragraph (i) after the new paragraph (h) as follows:

“(i) any issue of shares consented to by the Agent acting on the instructions of the Majority Creditors.”

2.	Amendments to Clause 7.7 (Cash replenishment restrictions)

(A)	Paragraph (ii) of Clause 7.7(c) shall be amended by deleting “and” at the end of the paragraph.

(B)	Paragraph (iii) of Clause 7.7(c) shall be amended by deleting “.” at the end of the paragraph and replacing it with “; and”.

(C)	A new paragraph (iv) shall be inserted in Clause 7.7(c) after paragraph (iii) as follows:

“(iv) notwithstanding the provisions of sub paragraph (ii) above, with effect from the Amendment Date, the aggregate limit of the Subsequent Cash Replenishment Basket shall be re-set to $1,000,000,000, where “Amendment Date” shall mean the date amendments made to this Agreement pursuant to an amendment agreement dated 16 October 2013 become effective.”

3.	Amendments to Clause 21.1 (Financial definitions)

(A)	The definition of “Debt” in Clause 21.1 (Financial definitions) shall be amended as follows:

(i)	by deleting “and” at the end of paragraph (v);

(ii)	by deleting “.” at the end of paragraph (vi) and replacing it with “; and”; and

(iii)	by inserting a new paragraph (vii) after paragraph (vi) as follows:

“(vii) the Spanish Combination Termination Mechanism is not Debt.”

(B)	The definition of “Material Disposal” in Clause 21.1 (Financial definitions) shall be amended by inserting the words “and the Spanish Combination” directly before the full stop at the end of the definition.

SIGNATURES

The Parent

CEMEX, S.A.B. de C.V. (for itself and as agent on behalf of each Obligor)

By:	/s/ Hector Jose Vela Dib	Hector Jose Vela Dib

The Agent

CITIBANK INTERNATIONAL PLC (for itself and as agent on behalf of the Finance Parties)

By:	/s/ Lisa Lee	Lisa Lee